                                                                      EXHIBIT 99

              [LOGO OF STEVENS INTERNATIONAL, INC. APPEARS HERE]


FOR IMMEDIATE RELEASE
---------------------

For Additional Information Please Contact:

Paul I. Stevens                             Kenneth W. Reynolds
Chairman and Chief Executive Officer        Sr. V.P. and Chief Financial Officer
817-831-3911                                817-831-3911

                          STEVENS INTERNATIONAL, INC.
                         REPORTS SETTLEMENT OF LAWSUIT

Forth Worth, TX, January 4, 1996--Stevens International, Inc. (AMEX-SVGA & SVGB) announced today that it has agreed in principle to settle a securities class action lawsuit that had been scheduled for trial in January. The Company's contribution to the settlement would be in the form of warrants having a value of $700,000.

The settlement is subject to execution of a definitive agreement, court approval and other customary term and conditions.

Stevens' Chairman, Paul I. Stevens, commented that "while we continue strongly to believe the allegations were without merit, we concluded that it was not in our shareholders' best interest to continue funding the expense of this litigation."

Stevens International, Inc. is a recognized leader in manufacturing and marketing complete web-fed printing and packaging systems for the worldwide packaging, banknote/security and specialty/commercial printing industries.